UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report: May 20, 2015
(Date of earliest event reported)

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or jurisdiction of incorporation)

001-15393	42-1405748
(Commission File Number)	(I.R.S. Employer Identification Number)

1398 Central Avenue, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a), (b) Heartland held its Annual Meeting of Stockholders in Dubuque, Iowa, on May 20, 2015. At the meeting, Lynn B. Fuller, John W. Cox, Jr. and R. Michael McCoy were elected to serve as Class I Directors (term expires in 2018). Continuing as Class II Directors (term expires in 2016) are Mark C. Falb, John K. Schmidt and Duane E. White. Continuing as Class III Directors (term expires in 2017) are James F. Conlan, Thomas L. Flynn and Kurt M. Saylor. Additionally, the stockholders approved an amendment to our Certificate of Incorporation to increase the authorized shares of common stock from 25,000,000 to 30,000,000 shares, ratified the appointment of KPMG LLP as Heartland's independent registered public accounting firm for the year ending December 31, 2015, and approved a non-binding advisory proposal on compensation to Heartland's executive officers as described in the 2015 Proxy Statement.

There were 20,585,072 issued and outstanding shares of common stock entitled to vote at the annual meeting, of which 16,817,765 shares were present in person or by proxy, representing approximately 81% of the total issued and outstanding shares entitled to vote. The voting results on the above described matters were as follows:

	For	Withheld	Broker Non-Votes
Lynn B. Fuller	13,664,432	443,610	2,709,723
John W. Cox, Jr.	12,163,806	1,944,236	2,709,723
R. Michael McCoy	13,779,435	328,607	2,709,723

	For	Against	Abstain
Amendment to increase authorized shares of common stock from 25,000,000 to 30,000,000 shares	16,279,961	224,578	313,226

	For	Against	Abstain
Appointment of KPMG LLP	16,747,103	51,267	19,395

	For	Against	Abstain	Broker Non-Votes
Approve compensation of executives	13,642,462	251,219	214,361	2,709,723

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2015

HEARTLAND FINANCIAL USA, INC.
/s/ Bryan R. McKeag
By:	Bryan R. McKeag
Executive Vice President & CFO